                                                                    EXHIBIT 99.4

                               OFFER TO EXCHANGE

             $180,000,000 OF 11 1/2% FIRST MORTGAGE NOTES DUE 2009

                                      OF

                 RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

                        IRREVOCABLY AND UNCONDITIONALLY
                        GUARANTEED ON A SENIOR BASIS BY

                       RESORTS INTERNATIONAL HOTEL, INC.
                                      AND
                       NEW PIER OPERATING COMPANY, INC.

                                      FOR

                         SUBSTANTIALLY IDENTICAL NOTES
                      REGISTERED UNDER THE SECURITIES ACT

To Registered Holders:


      We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Resorts International Hotel and Casino, Inc. (the "Company") to exchange new notes (the "Exchange Notes") guaranteed by Resorts International Hotel, Inc. ("Resorts") and New Pier Operating Company, Inc. ("New Pier" and together with Resorts, the "Guarantors") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for the outstanding notes listed above (the "Original Notes"), upon the terms and subject to the conditions set forth in the Prospectus dated June 3, 2002 (the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal").


      Enclosed herewith are copies of the following documents:

          1. Prospectus;

          2. Letter of Transmittal;

          3. Instruction to Registered Holder from Beneficial Owner;

          4. Form of Notice of Guaranteed Delivery; and

          5. Letter which may be sent to your clients for whose account you hold Original Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.


      WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 1, 2002 UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.


      The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.


      Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Company that (i) any Exchange Notes acquired pursuant to the Exchange Offer will be obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder, (ii) neither the holder of Original Notes nor any other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Original Notes, neither the holder nor any such other person is engaged in or intends to participate in the distribution of such Exchange Notes and (iv) neither the holder nor any such other person is an "affiliate" of the Company or the Guarantors within the meaning of Rule 405 of the Securities Act or, if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. By so acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with the resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


      The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owners of the Original Notes for you to make the foregoing representations.


      The Company will not pay any fee or commission to any broker-dealer or to any other persons (other than the Exchange Agent for the Exchange Offer) in connection with the solicitation of tenders of Original Notes pursuant to the Exchange Offer. The Company will pay transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer, on the transfer of Original Notes to them.



      Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, Deutsche Bank Trust Company Americas by telephone at (800) 735-7777.


                                          Very truly yours,

                                          Resorts International Hotel and
                                            Casino, Inc.
                                          Resorts International Hotel, Inc.
                                          New Pier Operating Company, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE GUARANTORS, THE EXCHANGE AGENT OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF THE COMPANY OR THE GUARANTORS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.

                       INSTRUCTION TO REGISTERED HOLDER
                             FROM BENEFICIAL OWNER

                                      OF

             $180,000,000 OF 11 1/2% FIRST MORTGAGE NOTES DUE 2009

                                      OF

                 RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

                        IRREVOCABLY AND UNCONDITIONALLY
                        GUARANTEED ON A SENIOR BASIS BY

                       RESORTS INTERNATIONAL HOTEL, INC.

                                      AND

                       NEW PIER OPERATING COMPANY, INC.

To Registered Holder:


      The undersigned hereby acknowledges receipt of the Prospectus dated June 3, 2002 (the "Prospectus"), of Resorts International Hotel and Casino, Inc. (the "Company"), Resorts International Hotel, Inc. ("Resorts") and New Pier Operating Company, Inc. ("New Pier" and together with Resorts, the "Guarantors"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange new notes (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for the outstanding notes listed above (the "Original Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.


      This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

      The aggregate face amount of the Original Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

      $________________ of Original Notes

      With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

      [_] To TENDER U.S. $________________ of Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTES TO BE TENDERED (if any)).

      [_] NOT To TENDER any Original Notes held by you for the account of the undersigned.

      If the undersigned instructs you to tender Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that
(i) any Exchange Notes acquired pursuant to the Exchange Offer will be obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the registered holder, (ii) neither the holder of Original Notes nor any other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Original Notes, neither the holder nor any such other person is engaged in or intends to participate in the distribution of such Exchange Notes and (iv) neither the holder nor any such other person is an "affiliate" of the Company or the Guarantors within the meaning of Rule 405 of the Securities Act or, if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. By so acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                   SIGN HERE


Name(s) of beneficial owner(s) (please print): ________________________________


Signature(s): _________________________________________________________________


Address(es): __________________________________________________________________



Telephone No(s).: _____________________________________________________________



Taxpayer identification or Social Security/Employer Identification No(s)., if applicable: ___________________________________________________________________


Date: __________________________________